                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-130789-03

CMBS STRESS ANALYSIS
Effect on average life and yield

1) Prepayment Analysis:

     After YMP   50% and 100% CPR
                 (Change in Average Life)

2) Extension Analysis:
     Assume 2 year extension for 30% of the loans (starting with the lowest coupon loans).

3) Default Analysis:
     Assume CPR=0%
     Assume defaults start in month 1
     Assume 1-year recovery period.
     Apply 1% CDR with 25% and 50% loss severity.
     Apply 2.5% CDR with 40% loss severity.

4) Combination Default and Prepay:
     After YMP   50% CPR
     Assume defaults start in month 1
     Assume 1-year recovery period.
     Apply 1.8% CDR with 40% loss severity.